                                                                  EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------------------
                                                                     2001       2000        1999        1998        1997
                                                                   --------   --------    --------    --------    --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $158,260   $ 96,152    $ 76,613    $ 59,839    $ 37,797
  Plus:
     Fixed Charges (excluding capitalized interest)                 274,052    285,275     163,269     115,894      62,269
                                                                   --------   --------    --------    --------    --------

TOTAL EARNINGS                                                     $432,312   $381,427    $239,882    $175,733    $100,066
                                                                   ========   ========    ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                             $274,851   $283,849    $160,712    $114,396    $ 60,912
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                              1,717      1,921       2,286         544         526
     An estimate of the interest component within rental expense      2,384      2,034       1,474       1,080         831
                                                                   --------   --------    --------    --------    --------

TOTAL FIXED CHARGES                                                $278,952   $287,804    $164,472    $116,020    $ 62,269
                                                                   ========   ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                     1.55       1.33        1.46        1.51        1.61
                                                                   ========   ========    ========    ========    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $158,260   $ 96,152    $ 76,613    $ 59,839    $ 37,797
  Plus:
     Fixed Charges (excluding capitalized interest)                 203,653    223,273     127,485      98,456      52,255
                                                                   --------   --------    --------    --------    --------

TOTAL EARNINGS                                                     $361,913   $319,425    $204,098    $158,295    $ 90,052
                                                                   ========   ========    ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                             $204,452   $221,847    $124,928    $ 96,916    $ 50,898
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                              1,717      1,921       2,286         544         526
     An estimate of the interest component within rental expense      2,384      2,034       1,474       1,080         831
                                                                   --------   --------    --------    --------    --------

TOTAL FIXED CHARGES                                                $208,553   $225,802    $128,688    $ 98,540    $ 52,255
                                                                   ========   ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                     1.74       1.41        1.59        1.61        1.72
                                                                   ========   ========    ========    ========    ========